UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
          Date of report (Date of earliest event reported):               December 21, 2010
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
On December 21, 2010, The GEO Group, Inc., a Florida corporation (“GEO”), announced that GEO entered into an Agreement and Plan of Merger on December 21, 2010 (the “Merger Agreement”) with BII Holding Corporation, a Delaware corporation (“BII Holding”), GEO Acquisition IV, Inc., a Delaware corporation and wholly-owned subsidiary of GEO (“Merger Sub”), BII Investors IF LP, in its capacity as the stockholders’ representative, and AEA Investors 2006 Fund L.P. (“AEA”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into BII Holding (the “Merger”), with BII Holding continuing as the surviving corporation and a wholly-owned subsidiary of GEO.
Pursuant to the Merger Agreement, GEO will pay merger consideration of $415.0 million in cash, subject to certain adjustments, including an adjustment for working capital. Additionally, assuming the conditions to the Merger have been satisfied, other than those conditions that are to be satisfied by actions taken at the closing, GEO shall pay as additional consideration, an aggregate amount equal to the sum of $50,000 per day for each day that the closing does not occur on or after February 15, 2011 up to and including February 28, 2011, plus $100,000 per day for each day that the closing does not occur on or after March 1, 2011. Under the Merger Agreement, $12.5 million of the merger consideration will be placed in an escrow account for a one-year period to satisfy any applicable indemnification claims pursuant to the terms of the Merger Agreement by GEO, the Merger Sub or its affiliates.
Each of GEO, Merger Sub and BII Holding has made customary representations and warranties and covenants in the Merger Agreement. The Merger is expected to close in the first quarter of 2011 and the completion of the Merger is subject to various closing conditions, including but not limited to (a) expiration or termination of the Hart-Scott-Rodino Act waiting period, (b) absence of any law, rule, regulation, judgment, decree, executive order or award prohibiting consummation of the Merger, (c) subject to certain exceptions, the accuracy of the representations and warranties of each party, (d) performance in all material respects of each party of its agreements and covenants under the Merger Agreement, (e) the delivery by BII Holding to GEO of payoff letters, (f) the delivery by the Company and AEA to GEO of terminations of the Stockholders’ Agreement of BII Holding, dated as of August 15, 2008 (the “Stockholders’ Agreement”) and the Management Agreement, dated August 15, 2008, by and between Behavioral Acquisitions Corp. and AEA Investors, LLC.
The consummation of the merger is not subject to a condition that GEO secure or consummate financing to fund the transaction. GEO has received commitments from lenders for $425 million of committed financing to finance the consummation of the Merger.
The Board of Directors of GEO and a majority of the stockholders of BII Holding have approved the Merger and the Merger Agreement. Both GEO and BII Holding have the right to terminate the Merger Agreement if the closing does not occur on or before March 31, 2011.
Concurrently with entering into the Merger Agreement, GEO entered into a Voting Agreement with certain stockholders consisting of a majority of the stockholders of BII Holding (the “Voting Agreement”) pursuant to which those stockholders agreed, among other things, to vote or execute consents with respect to their shares of BII Holding common stock in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement and vote or execute consents against any acquisition proposal, other than the Merger, any action, proposal, transaction or agreement that would directly or indirectly result in a breach of any covenant, representation, warranty or other obligation or agreement of BII Holding set forth in the Merger Agreement, or any other action or proposal involving BII Holding or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Merger Agreement or the transactions contemplated by the Merger Agreement. Additionally, the stockholders executing the Voting Agreement agree to make a written request to each other stockholder to vote all of their shares of common stock at a special meeting of stockholders or execute a written consent in lieu of a meeting, in favor of the Merger Agreement and the transactions contemplated thereby, and, if necessary, to exercise the proxy granted pursuant to the Stockholders’ Agreement and on behalf of such other stockholders vote or execute a written consent in favor of the Merger Agreement and the transactions contemplated thereby.
The foregoing description of the Merger, the Merger Agreement and the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report, and the Voting Agreement, which is filed as Exhibit 10.47 to this report and is incorporated herein by reference. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 above is incorporated herein by reference.
Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure
On December 21, 2010, GEO issued a press release in conjunction with its announcement of entering into the Merger Agreement discussed above under Item 1.01 and in such press release provided an update on GEO’s fourth quarter financial results and provided GEO’s initial financial guidance for 2011.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of December 21, 2010, by and among The GEO Group, Inc., GEO Acquisition IV, Inc., BII Holding Corporation, BII Investors IF LP, in its capacity as the stockholders’ representative, and AEA Investors 2006 Fund L.P.

10.47	Voting Agreement, dated as of December 21, 2010, by and among The GEO Group, Inc., GEO Acquisition IV, Inc. and certain stockholders of BII Holding Corporation.

99.1	Press release, dated December 21, 2010, issued by The GEO Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
December 28, 2010	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 21, 2010, by and among The GEO Group, Inc., GEO Acquisition IV, Inc., BII Holding Corporation, BII Investors IF LP, in its capacity as the stockholders’ representative, and AEA Investors 2006 Fund L.P.

10.47	Voting Agreement, dated as of December 21, 2010, by and among The GEO Group, Inc., GEO Acquisition IV, Inc. and certain stockholders of BII Holding Corporation.

99.1	Press release, dated December 21, 2010, issued by The GEO Group, Inc.

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